UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2009
CAMCO FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-25196	51-0110823

(State or other jurisdiction of	(Commission File No.)	(IRS Employer I.D. No.)
incorporation)

6901 Glenn Highway, Cambridge, Ohio		43725

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (740) 435-2020
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          (b) On January 20, 2009, Ms. Susan J. Insley, the Lead Independent Director of Camco Financial Corporation (“Camco”), announced that she intends to resign from the Board of Directors of Camco and Advantage Bank, a wholly-owned subsidiary of Camco, effective February 15, 2009. Ms. Insley noted in her announcement that the reason for her resignation is that she recently became engaged, plans to be married shortly, and will be spending the majority of her time in California and Florida. [Ms. Insley does not have a disagreement with Camco on any matter relating to its operations, policies or practices. At Ms. Insley’s recommendation, it is the intent of the Board of Directors to appoint Jeffrey T. Tucker as Lead Independent Director and Chairman of the Governance and Nominating Committee and Edward D. Goodyear as Chairman of the Audit and Risk Management Committee.]

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMCO FINANCIAL CORPORATION
By:	/s/ James E. Huston
James E. Huston,
President and Chief Executive Officer

Date: January 26, 2009

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